                                                                                                            EXHIBIT 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Mika and Christine T. Hergenrother, jointly and severally, his attorneys-in-fact, each with the powers of substitution, for him in any and all capacities, to sign  this annual Report of Form 10-Kand any ammendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas R. Mika	President, CEO, and Chairman of the Board	June 25, 2007
Thomas R. Mika	(Principal Executive Officer)

/s/ Christine T. Hergenrother	Chief Financial Officer (Principal	June 25, 2007
Christine T. Hergenrother	Financial and Accounting Officer)

/s/ Edward A. Dohring	Director	June 25, 2007
Edward A. Dohring

/s/ Jeffrey M. Krauss	Director	June 25, 2007
Jeffrey M. Krauss

/s/ Duane Wadsworth	Director	June 25, 2007
Duane Wadsworth